UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

February 22, 2023

Date of report (Date of earliest event reported)

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On February 22, 2023, MEI Pharma, Inc, a Delaware corporation (the “Company”), Infinity Pharmaceuticals, Inc., a Delaware corporation (“Infinity”), and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Merger Sub” each of the Company, Merger Sub and Infinity are each sometimes referred to herein as a “Party” and collectively as the “Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein: (i) Merger Sub will merge with and into Infinity, with Infinity being the surviving entity as a wholly-owned subsidiary of the Company (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), (ii) each share of the common stock, par value $0.001 per share, Infinity (the “Infinity Common Stock”) issued and outstanding immediately prior to the Merger (other than shares of Infinity Common Stock held in treasury, if any) shall be automatically converted into the right to receive 1.0449 shares (the “Exchange Ratio”) of the common stock, par value $0.00000002 per share, of the Company (the “Company Common Stock”), subject to customary equitable adjustment in the event of any recapitalization, stock split, reverse split or similar change, (iii) each outstanding option to purchase shares of the Infinity Common Stock (each, an “Infinity Option”), whether vested or unvested, will be assumed by the Company and shall continue to have, and be subject to, the same terms and conditions applicable to such Infinity Option immediately prior to the effective time of the Merger, except that (A) such Infinity Option will be exercisable for that number of shares of company Common Stock equal to the number of shares of Infinity Common Stock subject to such option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded down to the next nearest share of Company Common Stock, and (B) the exercise price per share shall be the exercise price per share in effect for that option immediately prior to the effective time of the Merger divided by the Exchange Ratio and rounded up to the next nearest cent, and (iv) each restricted stock unit of Infinity (each, an “Infinity RSU”) outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will be distributed prior to the effective time of the Merger, and any shares of Infinity Common Stock resulting therefrom shall be treated in accordance with subpart (ii) hereof. Upon completion of the Merger, the Company’s stockholders will own approximately 58% of the combined company’s outstanding common stock and Infinity stockholders will own approximately 42%, subject to the terms of the Merger Agreement. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Conditions to Closing

Under the Merger Agreement, the consummation of the Merger (the “Closing”) is subject to, and will take place following the satisfaction or waiver by the Company or Infinity, as applicable, of certain customary closing conditions, including, without limitation: (i) the registration statement on Form S-4 (which will include a joint proxy statement/prospectus) (the “Registration Statement”), to be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) to register the Company’s Common Stock to be issued to the holders of the shares of Infinity Common Stock in connection with the Merger, must have become effective and not subject to any stop order or proceeding seeking a stop order; (ii) Infinity must have obtained the approval of its stockholders of the Merger and the Transactions contemplated by the Merger Agreement (the “Infinity Stockholder Approval”); (iii) the Company must have obtained approval of its stockholders (the “Company Stockholder Approval”) of the issuance of such shares of the Company’s Common Stock in connection with the Merger (the “Company Share Issuance”); (iv) the absence of any law or judgment of a governmental entity of competent jurisdiction that is in effect and restrains, enjoins, or otherwise prohibits consummation of the Merger; (v) the existing shares of Company Common Stock must be continually listed on Nasdaq, and the shares of Company Common Stock issuance pursuant to the Company Share Issuance must be approved for listing on Nasdaq; (vi) the performance, in all material respects, by each of Infinity and the Company of such party’s respective obligations pursuant to the Merger Agreement; (vii) the absence of a continuing “material adverse effect”, as such term is defined in the Merger Agreement, on the business, financial condition or results of operations of, respectively, (a) Infinity and its subsidiaries, taken as a whole or (b) the Company and its subsidiaries, taken as a whole; (viii) the accuracy of Infinity’s and the Company’s representations and warranties, subject to specified materiality qualifications; (ix) delivery of customary closing documents, including a customary officer certificate from Infinity and the Company and (x) each of Infinity and the Company shall have, at the Closing, an amount of cash greater than or equal to such party’s “Minimum Net Cash” (as such term is defined in the Merger Agreement), in each case, on terms further described in the Merger Agreement.

Representations and Warranties; Covenants

The parties to the Merger Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Merger Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, (i) covenants with respect to the solicitation by each party of alternative Acquisition Proposals, and restrictions on each party’s ability to enter into an Alternative Acquisition Agreement (as such terms are defined in the Merger Agreement), (ii) covenants with respect to the conduct of the business and operations Company, Infinity and their respective subsidiaries during the period between execution of the Merger Agreement and the Closing and (iii) with respect to Infinity, a covenant related to the development of its product candidate, eganelisib.

Subject to certain customary exceptions, including provisions related to the payment of expenses, indemnification of directors and officers of Infinity and the tax treatment of the Merger, the representations, warranties, agreements and covenants of the parties set forth in the Merger Agreement will terminate at the Closing.

Termination and Termination Fees

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including without limitation: (i) by mutual written consent of the Company and Infinity; (ii) by either the Company or Infinity, if (a) a governmental authority shall have issued a final and non-appealable permanent restraining order, permanent injunction or other similar permanent order which has the effect of enjoining or otherwise prohibiting consummation of the Transactions, (b) the Closing has not occurred on or before August 31, 2023, (c) the Infinity Stockholder Approval has not been obtained at Infinity’s stockholders meeting and (d) the Company Stockholder Approval has not been obtained as the Company’s stockholders meeting, in each of (a), (b) (c) and (d) where the terminating party’s material breach of the Merger Agreement is not the cause of, or has resulted in, the failure of such condition; (iii) by Infinity if (a) the Company breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement such that any of Infinity’s conditions to Closing the Transactions would not be satisfied, and such breach or failure, if curable, is not cured in accordance with the Merger Agreement, (b) the Company has materially breached or failed to perform its covenants to not solicit any alternative acquisition proposals, (c) the Company’s board has made a “Change of Recommendation” (as such term is defined in the Merger Agreement) or (d) the Company has failed to include the recommendation of its board to consummate the Company Share Issuance in its joint proxy statement/prospectus distributed to its stockholders; and (iv) by the Company if (a) Infinity breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement such that any of the Company’s conditions to Closing the Transactions would not be satisfied, and such breach or failure, if curable, is not cured in accordance with the Merger Agreement, (b) Infinity has materially breached or failed to perform its covenants to not solicit any alternative acquisition proposals, (c) Infinity’s board has made a “Change of Recommendation” (as such term is defined in the Merger Agreement) or (d) Infinity has failed to include the recommendation of its board to consummate the Merger in its joint proxy statement/prospectus distributed to its stockholders In the event of termination, the Merger Agreement provides that (i) a termination fee of $4,000,000 will be payable by the Company to Infinity or $2,900,000 will be payable by Infinity to the Company and/or (ii) reimburse the other party’s expenses up to a maximum amount of $1,000,000, in each case in the event the Merger Agreement is terminated under specified circumstances, as further detailed in the Merger Agreement.

Closing of the Merger is expected to occur in mid-2023.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Infinity or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Infinity or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety be reference to the full copy of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (the “Form 8-K”) and incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

In accordance with the Merger Agreement, prior to the consummation of the Merger, Daniel Gold, Ph.D. will resign as Chief Executive Officer. Dr. Gold will continue to serve on the Board of Directors of the combined company. Dr. Gold’s resignation is not the result of any disagreements with the Company or relating to the Company’s operations, policies or practices.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the consummation of the Merger, Tamar D. Howson, Nicholas R. Glover and Frederick W. Driscoll will resign from the Board of Directors of the Company. Mr. Driscoll had been chair of the Audit Committee. Ms. Howson had been a member of the Nominating & Governance Committee and a member of the Compensation Committee. Mr. Glover had been chair of the Compensation Committee and a member of the Audit Committee. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Officers

Pursuant to the Merger Agreement, effective prior to the consummation of the Merger, David M. Urso will become Chief Executive Officer.

David M. Urso has been Chief Operating Officer and General Counsel of the Company since July 2018. Prior to July 2018, Mr. Urso had been the Company’s Senior Vice President of Corporate Development and General Counsel since April 2014. Mr. Urso joined MEI Pharma with more than two decades of experience in the life science industry, most recently as Chief Operating Officer and General Counsel at Tioga Pharmaceuticals, a privately held drug development company he co-founded in 2005. Previously, he was a Principal at Forward Ventures, where he was responsible for identifying and developing life science venture capital investments. Prior to joining Forward Ventures in 2002, Mr. Urso was Director of Corporate Development and Legal Affairs at DNA Sciences, Inc. Previously, he worked as an attorney in the corporate securities and licensing groups at Wilson Sonsini Goodrich & Rosati LLP and Cooley Godward LLP, after beginning his career as a bench scientist at SmithKline Beecham and the University of Pennsylvania Medical School. Mr. Urso received a J.D. from Harvard Law School and a B.A. in Molecular Biology and Philosophy from Reed College.

In addition, pursuant to the Merger Agreement, upon consummation of the business combination, Robert Ilaria Jr. will become Chief Medical Officer, and Stéphane Peluso will become Chief Scientific Officer of the combined company.

Robert Ilaria, Jr., M.D., has served as Chief Medical Officer of Infinity since September 2021. Dr. Ilaria joined Infinity from Bristol Myers Squibb and Celgene, where he worked from 2017 to 2021 and focused on immune-oncology drug development, serving leadership roles on the CTLA-4 and PD-1 inhibitor drug development teams, respectively. Prior to joining Celgene, Dr. Ilaria was at Eli Lilly from 2005 to 2017 in leadership roles of increasing responsibility in both Early and Late Phase drug development. During his time at Eli Lilly, Dr. Ilaria was responsible for the clinical strategy of multiple assets ranging from pre-clinical development through regulatory approval. Prior to joining the pharmaceutical industry, Dr. Ilaria had academic clinical and basic science research careers at UT Southwestern and Harvard Medical School. He holds a BA in biology and philosophy from Rice University and an MD from UT Southwestern Medical School. He did his internal medicine and hematology and medical oncology training at Brigham and Women’s Hospital and the Dana Farber Cancer Institute. Dr. Ilaria has remained clinically active during his pharmaceutical career through volunteer oncology staff service at academic teaching institutions.

Stéphane Peluso, Ph.D., has served as Chief Scientific Officer of Infinity since August 2021. Dr. Peluso returned to Infinity from Ipsen Bioscience where he was most recently Vice President, Global Head of Oncology External Innovation. Prior to Ipsen, Dr. Peluso worked at Infinity where he held positions of increasing responsibility in medicinal chemistry and drug discovery from 2006 to August 2016, ultimately leading the Company’s early drug discovery and pipeline expansion efforts through both internal R&D and business development. Dr. Peluso started his career as a medicinal chemist at Millennium Pharmaceuticals. He graduated from the Ecole Supérieure de Chimie Industrielle de Lyon (ESCIL), France, obtained his Ph.D. from the University of Lausanne, Switzerland, and completed postdoctoral studies at the Massachusetts Institute of Technology.

Appointment of Directors

In accordance with the Merger Agreement, effective immediately after the consummation of the Merger, the following individuals will be appointed to the Board of Directors of the combined company.

Norman C. Selby has served as a board member of Infinity since March 2012. Mr. Selby has spent over 35 years in the healthcare industry in various consulting, managerial, investor, and board roles. Currently his primary focus is on Real Endpoints, LLC, a private healthcare information and analytics company he helped to found and where has been a board member since October 2010, and as advisor to two privately held digital health start-ups, Jasper Health, Inc. and Rhino HealthTech. He previously co-founded Paige.AI, an artificial intelligence company focused on computational pathology, where he was a board member from May 2017 to January 2020. Among earlier healthcare roles, Mr. Selby served as the Chief Executive Officer of TransForm Pharmaceuticals from 2001 until 2005 and served as Executive Chairman of Physicians Interactive Holdings from 2008 to 2013. Prior to TransForm Pharmaceuticals, Mr. Selby was an Executive Vice President at Citigroup/Citicorp from 1997 to 2000. Mr. Selby spent the bulk of his career, from 1978 to 1997, at McKinsey & Company where he was Director (Senior Partner) in the firm’s New York office. He held several leadership roles at McKinsey, including head of the firm’s Global Pharmaceuticals and Medical Products Practice. From 1987 to 1989, Mr. Selby took a leave of absence from McKinsey to serve as Chief Operating Officer of the New York Blood Center, the largest community blood organization in the country, where he led its financial and operational turnaround. Mr. Selby previously served as a member of the board of directors of Escalier Biosciences and Oppilan Pharma, Ltd., each private biotechnology companies, each until January 2021, respectively. Mr. Selby also previously served as a director of Millenium Pharmaceuticals (MLNM) from 2000 to 2008, as well as several privately held healthcare companies. Mr. Selby serves on the Board of Trustees of the Central Park Conservancy and the Memorial Sloan Kettering Cancer Center, and is a member of the Council on Foreign Relations and the advisory board of HBS’s Healthcare Initiative. Mr. Selby holds a B.A. in architecture from Yale College and an M.B.A. with Distinction from HBS. We believe Mr. Selby’s qualifications to serve on our Board of Directors include his extensive experience as a senior business executive in the biopharmaceutical industry, and his expertise in corporate strategy, finance, and commercialization of biopharmaceutical products.

Adelene Q. Perkins has served as a board member of Infinity since January 2010, including as Chair of Infinity’s Board of Directors since November 2012, and as Infinity’s Chief Executive Officer since January 2010. She has also served as Infinity’s President from January 2010 to January 2017, as Infinity’s President and Chief Business Officer from October 2008 through December 2009 and as Infinity’s Executive Vice President and Chief Business Officer between September 2006 and October 2008. Ms. Perkins served as Executive Vice President of Infinity Discovery, Inc., from February 2006 until the merger with Infinity’s predecessor company in September 2006 and Chief Business Officer of Infinity Discovery, Inc., from June 2002 until September 2006. Ms. Perkins served as Vice President of Business and Corporate Development of TransForm Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, from 2000 to 2002. From 1992 to 1999, Ms. Perkins held various positions at Genetics Institute, most recently serving as Vice President of Emerging Business and General Manager of the DiscoverEase® business unit, and from 1985 to 1992 advised clients in the healthcare industry while at Bain & Company, a strategy consulting firm. Ms. Perkins has served on the board of directors for the Biotechnology Industry Organization since 2012; the Bruker Corporation, a publicly traded manufacturer of analytic instruments, since 2017; Massachusetts General Hospital since 2017; the Massachusetts Biotechnology Council, a not-for-profit organization, since 2014; and Project Hope, a not-for-profit social services company, since 2013. Ms. Perkins received a B.S. in chemical engineering from Villanova University and an M.B.A. from Harvard Business School, or HBS. We believe Ms. Perkins’ qualifications to serve on our Board of Directors include her extensive experience as a senior business executive in the biopharmaceutical industry, including as Infinity’s President and Chief Executive Officer, and her expertise in corporate strategy and business operations.

Richard Gaynor, M.D. has served as a board member of Infinity since March 16, 2020. Dr. Gaynor has served as the President, Chief of Research and Development, BioNTech US, formerly Neon Therapeutics, a public biotechnology company developing novel neoantigen-targeted T cell therapies, since November 2016. Prior to his tenure at Neon Therapeutics, Dr. Gaynor spent 15 years in a series of senior roles at Lilly Oncology, most recently as Senior Vice President Clinical Development and Medical Affairs, where he chaired the Lilly Oncology Research and Development Committee and helped oversee a variety of collaborations, including with Bristol-Myers Squibb, Merck, AstraZeneca and GE. Prior to that role, Dr. Gaynor also led preclinical and early clinical oncology research at Eli Lilly. Dr. Gaynor began his career in academia, spending nine years on the faculty at University of California, Los Angeles School of Medicine, followed by eleven years on the faculty at the University of Texas Southwestern Medical School, including time serving as the chief of hematology-oncology and director of the Simmons Cancer Center. He holds an M.D. from the University of Texas Southwestern Medical School and, following his residency in internal medicine there, he completed fellowship training in hematology-oncology at the University of California, Los Angeles, School of Medicine. He is the author of nearly 150 publications and participates on numerous advisory boards and committees, including the American Association of Cancer Research, the Stand Up To Cancer scientific advisory committee, and the Damon Runyon Cancer Research Foundation. Dr. Gaynor has served on the board of directors of Alkermes plc., a publicly traded pharmaceutical company specializing in neuroscience and oncology, since September 2019, and Zai Lab Ltd., a publicly traded biopharmaceutical company, since November 2021. We believe Dr. Gaynor’s qualifications to serve on our Board of Directors include his extensive experience as a senior business executive in the biopharmaceutical industry and as a thought leader in academia.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On February 22, 2023, in connection with the effectiveness of new SEC rules regarding universal proxy cards and a periodic review of the bylaws of Company, the Company’s board of directors (the “Board”) approved and adopted the Company’s fifth amended and restated bylaws (the “Fifth Amended and Restated Bylaws”), which became immediately effective.

The amendments effected by the Fifth Amended and Restated Bylaws:

•

address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”) (e.g., providing that stockholders delivering a notice of nomination certify to the Company in writing that they have complied with the Universal Proxy Rules requirements, providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rules requirements, requiring that a stockholder providing notice pursuant to the advance notice bylaws to inform the Company if a stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rules, and requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the meeting, etc.); and

•	update certain provisions related to forum selection to include customary language.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Press Release

On February 23, 2023, the Company and Infinity issued a joint press release announcing entry into the Merger Agreement with Infinity. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated into this Item 7.01 by reference.

On February 23, 2023, the Company and Infinity held a conference call to discuss the proposed transaction (the “Joint Conference Call”). A copy of the investor presentation of the Joint Conference Call is attached hereto as Exhibit 99.2 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Important Information about the Merger and Where to Find It

This communication relates to a proposed transaction between Infinity Pharmaceuticals, Inc. (“Infinity”) and MEI Pharma, Inc. (the “Company”). In connection with the proposed merger, the Company and Infinity plan to file with the SEC and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus regarding the proposed merger (as amended or supplemented from time to time, the “Joint Proxy Statement/Prospectus”). INVESTORS AND THE COMPANY’S AND INFINITY’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF THE COMPANY AND INFINITY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and stockholders will be able to obtain a free copy of the Joint Proxy Statement/Prospectus and other documents containing important information about the Company and Infinity, once such documents are filed with the SEC, from the SEC’s website at www.sec.gov. The Company and Infinity make available free of charge at www.meipharma.com and www.infi.com, respectively (in the “Investors” and “Investors/Media” sections, respectively), copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

The Company, Infinity and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and Infinity in connection with the proposed merger. Securityholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which was filed with the SEC on September 8, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on October 27, 2022. Securityholders may obtain information regarding the names, affiliations and interests of Infinity’s directors and executive officers in Infinity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 25, 2022. Additional information regarding the interests of such individuals in the proposed merger will be included in the Joint Proxy Statement/Prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Company’s investor website at https://www.meipharma.com/investors and Infinity’s investor website at https://investors.infi.com/.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations of the management of the Company and Infinity that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding: the expected timing of the closing of the proposed merger; the ability of the parties to complete the proposed merger considering the various closing conditions; the expected benefits of the proposed merger, including estimations of anticipated cost savings and cash runway; the competitive ability and position of the combined company; the potential, safety, efficacy, and regulatory and clinical progress of the combined company’s product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s and Infinity’s plans, estimates or expectations could include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s and Infinity’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the proposed merger and the potential failure to satisfy the conditions to the consummation of the proposed merger, including obtaining stockholder and regulatory approvals; (iii) the proposed merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the proposed merger on the ability of the Company or Infinity to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company or Infinity does business, or on the Company’s or Infinity’s operating results and business generally; (v) the Company’s or Infinity’s respective businesses may suffer as a result of uncertainty surrounding the proposed merger and disruption of management’s attention due to the proposed merger; (vi) the outcome of any legal proceedings related to the proposed merger or otherwise, or the impact of the proposed merger thereupon; (vii) the Company or Infinity may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the proposed merger; (ix) restrictions during the pendency of the proposed merger that may impact the Company’s or Infinity’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that the Company or Infinity may be unable to obtain governmental and regulatory approvals required for the proposed merger, or that required governmental and regulatory approvals may delay the consummation of the proposed merger or result in the imposition of conditions that could reduce the anticipated benefits from the proposed merger or cause the parties to abandon the proposed merger; (xi) risks that the anticipated benefits of the proposed merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of the Company shares to be issued in the proposed merger; (xiv) the risk that integration of the proposed merger post-closing may not occur as anticipated or the combined company may not be able to achieve the benefits expected from the proposed merger, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of the Company’s and Infinity’s traded securities; (xvi) the impact of the COVID-19 pandemic on the Company’s and Infinity’s industry and individual companies, including on counterparties, the supply chain, the execution of clinical development programs, access to financing and the allocation of government resources; (xvii) final data from pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; (xviii) costs and delays in the development and/or U.S. Food and Drug Administration (“FDA”) approval, or the failure to obtain such approval, of the combined company’s product candidates; (xix) uncertainties or differences in interpretation in clinical trial results; (xx) the combined company’s inability to maintain or enter into, and the risks resulting from dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any product candidates; and (xxi) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s and Infinity’s response to any of the aforementioned factors. Additional factors that may affect the future results of the Company and Infinity are set forth in their respective filings with the United States Securities and Exchange Commission (the “SEC”), including each of the Company’s and Infinity’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 in Part I, Item 1A, “Risk Factors,” and Infinity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 in Part I, Item 1A, “Risk Factors,” as updated by Infinity’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, in Part I, Item 1A, “Risk Factors.” The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning the Company and Infinity and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While the Company and Infinity may elect to update such forward-looking statements at some point in the future, they disclaim any obligation to do so, other than as may be required by law, even if subsequent events cause their views to change.

This Form 8-K contains hyperlinks to information that is not deemed to be incorporated by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1‡	Agreement and Plan of Merger, by and among the Company, Merger Sub, and Infinity, dated as of February 22, 2023

3.1	Fifth Amended and Restated Bylaws of MEI Pharma, Inc., effective as of February 23, 2023

99.1	Joint Press Release of the Company, dated February 23, 2023.

99.2	Investor Presentation of Infinity Pharmaceuticals, Inc. and MEI Pharma, Inc. dated February 23, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

‡

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain portions of this Exhibit have been redacted. The Registrant will furnish supplementally an unredacted copy of this Exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 23, 2023	MEI PHARMA, INC.

	By:	/s/ Daniel P. Gold
	Name:	Daniel P. Gold
	Title:	Chief Executive Officer